FORUM ETF TRUST
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that David Tucker, Mark Moyer and John Y. Keffer constitute and appoint Christopher Madden, Stacey Hong and Lina Bhatnagar each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form N-1A and any or all amendments thereto of Forum ETF Trust, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 /s/ David Tucker                                                   /s/ Mark Moyer
David Tucker                                                                                     Mark Moyer

 /s/ John Y. Keffer
John Y. Keffer

Dated: September 20, 2012